LEASE

By this indenture of lease, this 30 day of December, 2004., Ronald R. Kelly and Linda R. Kelly herein called Lessors, lease to NEXT GENESYS CORP, INC., f/k/a CAREDECISION CORP., herein called Lessee, the following described premises: 96 South Madison, Cathage, Illinois, for use as wholesale drug distribution warehouse and office facility, for a term of 1 year, commencing January 1, 2005, and expiring December 31, 2005, at an annual rental rate of $45,000.00 payable in monthly installments of $3,750.00 in advance on the first day of each month. Upon execution of the Agreement Lessee shall pay first and last months rent to Ronald R. Kelly and Linda R. Kelly, 12139 N. 1050th Rd., Macomb, Illinois, and at that time shall be given possession of the premises in order to operate the proposed wholesale drug distribution, all on the following terms.

Utilities & Services

1.    Lessor shall be responsible for all utilities. Lessee shall be responsible for trash pick up for the premises. Lessee shall also be responsible for the ADT security and the monthly Orkin Pest Control Inspections.

Quiet Possession

2.    So long as Lessee performs its obligations, Lessor covenants to Lessee its quiet and peaceful possession of the leased space, and the right to use the same free of interference.

Lessee's Obligations

3.    Lessee agrees as follows: (a) to pay rent as due and to deliver possession of the premises to Lessor upon termination of this Lease in the same condition as received, except for improvements made by Lessor or Lessee which shall remain as property of the Lessor and ordinary wear and tear and damage by fire, the elements or other casualty.; (b) to use the premises in a quiet and orderly fashion without disturbance to other tenants in the building, and not to suffer or permit any violations of laws or ordinance therein; (c) not to assign or sublet without prior consent of Lessor, which Lessor agrees will not be unreasonably withheld.

Lessor's Obligations

4.    Lessor may terminate this lease and enter and take possession of the premises from Lessee, all without waiving any rights which it may have at law hereunder, without further notice or demand (all such notices and demands being hereby waived) following any of these events: (a) that Lessee should fail to pay rent due hereunder within 30 days following written notice of default therein; (b) that Lessee shall fail to commence during any other violation of its covenants contained in this lease of any amendments hereto, within 30 days after written notice thereof, or, having commenced to cure the same as aforesaid, should fail to carry the same conclusion with due diligence; (c) upon the adjudication of Lessee as a bankrupt or the appointment of a receiver of its property.

Untentant-ability

5.    If the premises, or any building or which the premises is part or any portion thereof, are made untenantable by fire, the elements or other casualty, rent for the entire premises or affected portion thereof shall abate from the date of such casualty to restoration of tenantability. Lessor shall restore the same with all reasonable speed, and if Lessor does not restore the premises or the affected portion to tenantability within sixty days thereafter, Lessee may then terminate this lease, retroactive to the date of casualty. If the premises are more than fifty percent destroyed by such casualty, either Lessor or Lessee may terminate this lease, retroactive to such date, by written notice delivered within thirty days thereafter; failing such notice, Lessor shall restore the premises to tenantability within ninety days of such casualty and rent shall abate from the date of casualty.

Use of Premises

6.    Lessee will use the premises only for the operation of a warehouse and/or office facility and shall comply with all applicable laws related thereto.

Delivery of Possession

7.    If Lessor fails or is unable to deliver possession of the premises in tenantable condition on the date of commencement of the term, then the monthly rent shall abate until the completion of tenantable condition. If such tenantable conditions are not completed within sixty days after the specified date of commencement of the term, Lessee shall have an option to cancel this lease. If the leased premises are in a new building under construction, tenantable conditions shall include the substantial completion of adjacent parts thereof.

Inspection

8.    Lessor has the right upon reasonable notice to enter the premises for reasonable notice to enter the premises for reasonable inspections, and to show the same to prospective tenants during the last ninety days of the term.

Liability & Insurance

9.    Unless caused by the negligence or willful act or failure to act of Lessor or its agents or employees, Lessee waives all claims against Lessor for damages to property of Lessee, resulting from the building or its equipment being out of repair, or from act or neglect of any other tenant or occupant or any accident of theft in or about the building. The Lessee agrees to indemnify and hold the Lessor harmless from and against any and all claims, demands, damages, actions and expenses, arising out of or on account of any loss or damage to property or injuries to or death of persons (including wrongful death) occurring upon the Premises, unless any of the same shall be caused by or due to the negligence of Lessor, its agents or employees. Lessee shall provide liability insurance in an amount acceptable to the Lessor and shall name Lessor as an additional insured on said policy. Lessee shall provide Lessor proof of said insurance.

Maintenance & Repair

10.    Subject only to Lessee's ability to repair damage caused by the negligence of action of Lessee or negligence of its agents, employees or occupants. Lessor shall at its expense maintain and keep in repair the exterior of the leased premises. Lessee shall maintain the interior of the premises including any routine maintenance of plumbing, heating, cooling, and electrical systems located within the leases premises; non-routine maintenance of said systems shall be the responsibility of Lessor.

Signs

11.    Lessor will not unreasonably withhold consent to Lessee's lettering of windows or erection of signs as are reasonably necessary to Lessee's business and are in keeping with the standards maintained in the building. Lessee shall provide for the installation of a canvas awning of a design and color approved by the Lessor.

Parking Facilities

12.    Lessee, its employees, customers, and visitors shall have the right to use such parking facilities as may adjoin or be available to the building.

Installation of Improvements

13.    Lessee may install and use equipment as necessary to conduct its business. Upon termination Lessee may at its option remove equipment and Lessee's trade fixture and signs, if installed by Lessee, provided that it restores the premises to its original condition, ordinary wear and tear excepted and repairs damage caused by removal. Improvements to the premises by Lessee shall be made only upon the express written consent of Lessor.

Holding Over

14.    If Lessee shall remain in the demised premises after the expiration of this lease without having executed an extension of this lease or a new written lease, then Lessor shall have the option to treat Lessee either (a) as one not lawfully entitled to possession of the premises, and shall therefrom, or (b) as a tenant for the next ensuing calendar month and for each separate ensuing calendar month thereafter, in which case said tenancy may be terminated by either Lessor or Lessee as of the end of any calendar month upon thirty days' prior written notice and Lessee shall pay monthly rent at the rate provided for herein for each month plus, and additional $100.00 a day for each day held over. No such holding over shall give rise, whether by operation of law or otherwise, to any other term or tenancy than that set forth in this paragraph.

Condemnation

15.    If any portion of the premises or any portion of the building of which the premises is part of the access thereto is condemned and if, the remainder is inadequate, then Lessor or Lessee shall have the option (to be exercised within 90 days following written notice of the area to be condemned) to cancel this lease as of the effective date of condemnation. If any characteristics of the premises are made less desirable by condemnation and Lessee selects not to cancel, then there shall be an equitable adjustment of rent to reflect such fact for the balance of the term.

Subordination

16.    This lease and Lessee's rights hereunder shall at all times be subordinate to the liens of mortgages now or hereafter placed on the building or any underlying leasehold estate. So long as Lessee performs its covenants, its right to possession hereunder shall not be disturbed under the rights or powers granted to any such mortgage.

Authority

17.    Lessee warrants and represents that the person signing this lease has the authority to sign said lease and to bind Lessee to its terms.

Notice

18.    Whenever in this lease it shall be required that notice or demand be given or served by either party to the other, such notice or demand shall be in writing and forwarded by registered or certified mail or via overnight addressed as follows:

To Lessor:                                                                                                             To Lessee:

Ronald R. Kelley & Linda R. Kelly                                                                        NEXT GENESYS CORP, INC.

12139 N. 1050th Rd.                                                                                            15945 N. 76th St

Macomb, IL 61455                                                                                               Scottsdale, AZ 85260

(309) 836-7474                                                                                                     (480) 368-1888

IN WITNESS WHEREOF, the parties have caused this lease to be executed on the date first above written, hereby binding their respective successors, assigns, heirs, executors and administrators.

LESSORS:

/s/ Ronald R. Kelly

/s/ Linda R. Kelly

LESSEE:

/s/ Keith Berman, CFO

CareDecision Corp.

EXCLUSIVE AGREEMENT REGARDING WHOLESALE DRUG DISTRIBUTION LICENSE AND WHOLESALE DRUG DISTRIBUTION OPERATIONS

The undersigned Kelly Company World Group, Inc., a corporation having an office and warehouse facility, approved for the storage and delivery of pharmaceuticals, at 96 South Madison Street, Carthage, Illinois and Ronal R. Kelly, an individual having a residential address at 12139 North 1050th Road, Macomb, Illinois (hereinafter jointly and individually referred to as "Grantors"), hereby grant to CareDecision Corporation, a Nevada corporation having its offices in Westlake Village, California and its subsidiaries, Pharma-Tech Solutions, Inc., a Nevada corporation having its offices in Westlake Village, California, and Medicius, Inc., a Nevada corporation having its offices in Westlake Village, California, and CareGeneration, Inc., a corporation with its principal office at 15945 North 76th Street, Scottsdale, Arizona and the merger target of Pharma-Tech Solutions, Inc., (hereinafter individually and collectively referred to as "Grantees"), the following exclusive and continuing rights, benefits, and conditions in the operation of their wholesale drug distribution business:

Wholesale Drug Distributor License Number 48001312A issued by the State of Indiana to Kelly Company world Group, Inc., and License Drug Distributor/Wholesale Drug Distributor License Number 004-001681 issued by the state of Illinois to Kelly Company World Group, Inc./Ronald R. Kelly, will be maintained in full force and effect by Grantors, and the in-process applications for forty-seven (47) other states will continue to be pursued by Grantors.

In the performance of this granted wholesale drug distribution license "use-and-benefit" authorization CareGeneration, Inc. and Grantees are hereby granted the additional benefit of executing said business under Kelly Company World Group, Inc., licensing by utilizing a "d/b/a" reference for Medicius, Inc. and/or Pharma-Tech Solutions, Inc. in order to ensure total compliance with distribution regulations and restrictions. As such, Grantors and Grantees agree to comply with all applicable federal, state, and local laws related to the distribution of licensed product including administrative regulations promulgated by state and federal agencies including the federal Drug Enforcement Administration (DEA) the federal Food and Drug Administration (FDA), other federal agencies that may regulate commerce such as the Federal Trade Commission (FTC) and their state counterparts, where applicable. In addition, Grantees agree to perform no other business under the authorization provided herein, and further agree to fully indemnify Kelly and Company World Group, Inc. and Ronald R. Kelly from any and all obligations and liabilities created or incurred by Grantee's business operation under the grant provided herein, except as specifically defined within this Agreement.

The Grantors hereby warrant the Grantors own and have full right and authority to grant the rights and authorizations referenced herein.

The Grantees shall provide, when reasonably requested by Grantors in response to regulatory reporting requirements, copies of all necessary data, including, but not limited to, invoices reflecting the sale of product pursuant to the licenses referenced herein, in order for Grantors to full comply with all applicable regulations. In addition, Grantee shall assist and cooperate with Grantors in any investigations or reports of transactions required pursuant to the issued licenses.

The Grantees hereby agree to pay all applicable fees and expenses in operating their business and to maintain the business in good and acceptable working order such that Grantors suffer no ill effects from the authorization provided herein.

The Grantors hereby agree to pay all applicable fees, and maintain all referenced licenses in current and operable condition, subject to reimbursement by Grantee, necessary for Grantee's full and unrestricted use until such time as the applicable licenses can be permanently transferred to Grantee, or initiated by Grantee.

The Grantors hereby agree that this "d/b/a benefit authorization" is exclusive in nature and will not be granted to any third parties outside of this Agreement. Grantors also agree that any and all issued licenses will not be used for Grantors' own benefit.

The parties hereto agree that in the event the merger contemplated between then in this Agreement, and applicable to the licenses covered herein, and other authorizations granted herein, does not close as planned in the formulation of NEXT GENESYS Corporation, to be comprised of CareDecision Corporation, FutureCom Global, Inc., CareGeneration, Inc., and the license from Kelly Company World Group, Inc., all rights and interest in and benefits derived from, said license revert back to Kelly Company World Group, Inc. and the authorization for Grantees to do business as "Medicius, Inc., d/b/a Kelly Company World Group, Inc." and/or Pharma-Tech Solutions, Inc., d/b/a Kelly Company World Group, Inc." would be rescinded as part of a general release of the parties.

The parties hereto agree to negotiate on a timely basis, in good faith, a lease agreement allowing Grantees full access to and use of, Grantor's warehouse facilities in Carthage, Illinois, as defined in the existing wholesale licenses. Grantor commits to a non-interference in Grantee's use of said facility. In addition, Grantees agree to negotiate a salary or work agreement with Grantor's warehouse employee(s) for their continued discharge of existing duties in the fulfillment of wholesale drug distribution, management, and reporting.

In order to control, manage and restrict the activities and business conducted within the "d/b/a Kelly Company World Group, Inc." environment, the Parties hereto agree that the only Grantee individuals authorized to approve and conduct said business are limited to Robert Cox, Keith Berman, Richard Foisy, and Robert Ellis. As such, all business activity, including all billings and collections and payments of incurred liabilities, will be managed solely by the named individuals and they stand responsible to Grantors for the results of Grantees' business actions. Grantors will have no role, and thus, no responsibility or liability, in the conduct of the "d/b/a" business, including ordering, distribution, or business management of the wholesale business conducted by Grantees.

This Agreement is binding upon the parties hereto and may not be modified or amended unless done so in writing and with the written consent of all parties.

Dated this 20th day of December, 2004

KELLY COMPANY WORLD GROUP, INC.                                                         CAREGENERATION, INC.

By: /s/ Ronald Kelly                                                                                                      By:/s/ Ronald K. Kelly

Ronald Kelly, Its President                                                                                             Ronald R. Kelly, Its President

RONALD R. KELLY

/s/ Ronald R. Kelly

Individual

Hereby approved and agreed upon on the date written by:

CAREDECISION CORPORATION

By: /s/

Its: Chief Executive Officer

PHARMA-TECH SOLUTIONS, INC.                                                             MEDICIUS, INC.

By:/s/                                                                                                                    By: /s/ Keith Berman

Its: President                                                                                                         Its: President